UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 1, 2015 (May 1, 2015)

______________________________

FIRST FARMERS AND MERCHANTS CORPORATION

(Exact name of registrant as specified in its charter)

Tennessee	000-10972	62-1148660
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
816 South Garden Street Columbia, Tennessee	38401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code    (931) 388-3145

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02(c).   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

        On May 1, 2015, First Farmers and Merchants Corporation (the “Corporation”) and First Farmers and Merchants Bank (the “Bank”) announced the appointment of Robert E. Krimmel as Chief Financial Officer and Treasurer of the Corporation and the Bank, effective beginning May 4, 2015. A copy of the news release announcing Mr. Krimmel’s appointment is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

        Mr. Krimmel, age 33, previously served as the Chief Accounting Officer of HeritageBank of the South (Nasdaq: HBOS), which position he held beginning in February 2011.  Prior to his employment as Chief Accounting Officer of HeritageBank of the South, Mr. Krimmel was employed by GreenBank (Nasdaq: GRNB) from June 2010 to February 2011 as Controller, from May 2006 to June 2010 as Asset/Liability Manager and from December 2004 to April 2006 as Staff Accountant. Mr. Krimmel holds Masters of Accountancy and Bachelors of  Business Administration degrees from East Tennessee State University. Mr. Krimmel is a certified public accountant and a member of the American Institute of Certified Public Accountants.

        Mr. Krimmel has no family relationship with any director or executive officer of the Corporation or the Bank.

        Mr. Krimmel will receive an annual base salary of $185,000, be eligible to participate in the Bank’s standard benefit package available to all full-time employees and the Bank’s Cash Bonus Program, and be entitled to participate in the Bank’s deferred profit-sharing plan upon meeting such plan’s qualifications for participation. Mr. Krimmel will be paid a one-time signing bonus of $15,000. Mr. Krimmel will also be entitled to a one-time retention bonus of $50,000 upon completion of two and one-half years of service and an additional one-time retention bonus of $50,000 upon completion of five years of service to the Corporation and the Bank.

        Mr. Krimmel has entered into a Change in Control Agreement with the Bank. The terms of the Change in Control Agreement provide that if a change in control (as defined in the Change in Control Agreement) occurs with respect to the Bank within two years of the date of the Change in Control Agreement and Mr. Krimmel is terminated without just cause within two years following such change of control, Mr. Krimmel will be entitled to receive his then-current salary for a period of one year following termination of employment and will receive an amount equal to the average of the annual discretionary bonuses paid to Mr. Krimmel during the term of his employment with the Bank in one lump sum on the first anniversary of the termination of his employment. The foregoing is only a brief description of the material terms of the Change in Control Agreement, does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the Change in Control Agreement that is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Section 9 – Financial Statements and Exhibits

     Item 9.01.  Financial Statements and Exhibits.

      (a)   Not applicable.

      (b)   Not applicable.

      (c)   Not applicable.

      (d)  Exhibits.

Exhibit 10.1	Change in Control Agreement by and between First Farmers and Merchants Bank and Robert E. Krimmel.

Exhibit 99.1	News release issued on May 1, 2015 by First Farmers and Merchants Corporation.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FARMERS AND MERCHANTS CORPORATION

By: /s/ T. RANDY STEVENS
T. Randy Stevens
Chief Executive Officer

Date:  May 1, 2015

EXHIBIT INDEX

Exhibit Number	Description
10.1	Change in Control Agreement by and between First Farmers and Merchants Bank and Robert E. Krimmel.

99.1	News release issued on May 1, 2015 by First Farmers and Merchants Corporation.